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                                                                   EXHIBIT 99.1


                                 NARA BANK, N.A.
                                   PROXY CARD


     Solicited on behalf of the Board of Directors of Nara Bank, N.A. (the "Bank) for use at the Special Meeting of Shareholders (the "Meeting") to be held on January 17, 2001, at 10:30 a.m. at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California.

     The undersigned hereby appoints Bon T. Goo as Proxy, with the full power of substitution, to vote all shares of common stock of the Bank held of record by the undersigned on November 22, 2000, at the Meeting or at any adjournments thereof, on the items set forth below, and in his discretion, upon such other business as may properly come before the Meeting.

             Please mark your vote as indicated in this example [X]

1. Approval of the Plan of Reorganization and Merger Agreement dated November 10, 2000, by and among Nara Bank, N.A., Nara Bancorp, Inc. and Nara Interim Bank, N.A., and the transactions contemplated therein:

         [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

2. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the Meeting including adjourning the meeting for the purpose of soliciting additional proxies.

         [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

                           (CONTINUED ON REVERSE SIDE)


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     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THE PROXY WILL BE VOTED BY THE PROXY HOLDER IN ACCORDANCE WITH HIS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. ALL PROXIES
HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED. RECEIPT OF NARA BANK'S PROXY STATEMENT DATED DECEMBER 12, 2000 IS ACKNOWLEDGED.

     Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.



Signature(s) ________________________________________________ Dated ___________

Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your name. When shares are in the names of more than one person, each should sign.